Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into and made effective as of the 14th day of April, 2009 (the “Effective Date”), by and between Noel Noel, Ltd., an entity formed under the laws of the United Kingdom with its principal office located in Ashington, Northumberland, United Kingdom (“Seller”) and Lance Ayers, an individual residing in Dallas County, Texas (“Buyer”).

RECITALS:

WHEREAS, Seller is the record and beneficial holder of 5,000,000 shares of common stock, $0.00001 par value per share (“Seller’s Stock”) of Real Estate Referral Center, Inc., a Nevada corporation with its principal offices located in Dallas, Texas (the “Company”) which represents 71.90% of the issued and outstanding capital stock of the “Company;

WHEREAS, Seller is the Company’s principal shareholder and Seller is owned 100% by James Hunter, an individual residing in Ashington, Northumberland, United Kingdom;

WHEREAS, Buyer is the President, CEO and sole Director of the Company;

WHEREAS, Seller now desires to sell to the Buyer and the Buyer desires to purchase from the Seller 4,500,000 shares of the Seller’s Stock, including Seller’s community property interest, if any, (the “Shares”), on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the above, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

1. Purchase and Sale. Effective as of the Effective Date, Seller does hereby transfer, sell, convey, assign and deliver the Shares to the Buyer, free and clear of all liens, encumbrances, pledges, security interests, voting agreements, options, rights of first refusal, rights to purchase or claims of any nature whatsoever, and the Buyer hereby purchases from the Seller, all right, title and interest in and to the Shares (the “Transfer”), such that following the Transfer, Seller will not retain any right or interest in or to the Shares. Seller will deliver to the Buyer on the Effective Date, the original stock certificate(s) evidencing the Shares and will execute and deliver to the Buyer, a Stock Power in substantially the same form as attached hereto as Exhibit A.

2. Payment. As consideration for the purchase of the Shares, the Buyer agrees to pay to Seller the aggregate amount of One Hundred and Fifty Thousand Dollars ($150,000.00) (the “Purchase Price”). The Purchase Price is payable to Seller in the form of a secured promissory note, payable in thirty (30) equal monthly installments of $5,000.00, beginning on April 1, 2010 and continuing on the first date of each calendar month thereafter until paid in full.

Payment of the Purchase Price will be evidenced by the execution and delivery of a secured promissory note in the form attached hereto as Exhibit B (the “Note”), which shall provide that the Buyer’s obligations thereunder will accelerate upon a Change in Control (as defined in the Note) of the Company. The Note shall be secured by the Shares and a Security Agreement among the parties in the form attached hereto as Exhibit C (the “Security Agreement”).

3. Representations, Warranties and Covenants of Seller.

(a) Seller hereby represents, warrants and covenants to the Buyer that, as of the Effective Date, Seller is the legal, record and beneficial owner of the Shares free and clear of any liens, encumbrances, pledges, security interests, voting agreements, options, rights of first refusal, rights to purchase or claims of any nature whatsoever, other than community property rights and restrictions on transfer that arise under applicable securities laws. When the Transfer is consummated according to the terms and conditions described herein, all right, title and interest in and to the Shares will vest in the Buyer. Seller understands the contents and effect of this Agreement and has signed the Agreement as Seller’s own free act.

(b) Seller hereby represents and acknowledges that (i) Seller has had an opportunity to review all such information about the Company as Seller desires and that Seller has been given an opportunity to ask questions and receive answers about the Company; (ii) Seller has had an opportunity to review and discuss this Agreement with an attorney of Seller’s selection or has waived his right to do so; (iii) Seller has such knowledge and experience in financial and business matters as is necessary to evaluate the merits of this transaction; (iv) no representations or warranties have been made to Seller by the Buyer, or by any officer, director, employee or agent of the Company or any other person, with respect to the value of the Shares, and the actual value of the Shares may be more or less than the consideration being paid by the Buyer pursuant to this Agreement; (v) the execution, delivery and performance of this Agreement will not require any consent, approval or authorization of any third party and will not violate or cause a default under any agreement, instrument, judgment or decree to which Seller is a party or is subject or bound; (vi) Seller has the full capacity and authority to execute, deliver and perform his obligations under this Agreement and that this Agreement and the other agreements and documents executed or to be executed by Seller in connection with this Agreement have been duly executed and delivered by the Seller and are the valid and binding obligation of Seller, enforceable in accordance with their respective terms; and (vii) Seller is not aware of any material adverse information regarding the business of the Company.

(c) Seller acknowledges and agrees that, after giving effect to the Transfer of the Shares as set forth herein, Seller will continue to own 500,000 shares of capital stock of the Company, but will not own any other debt or equity securities of the Company, any interest or right in any of the foregoing (except as may be provided for by the Security Agreement), or any right or interest in any assets or property of the Company and does not now hold, and has never been promised, any right, warrant or option to acquire any such shares of capital stock or other debt or equity securities of the Company and neither the Company nor any other agent or representative of the Company has made any promise or entered into any contract with Seller, whether written or oral, providing for any of the foregoing.

(d) Seller hereby represents, warrants and covenants to the Buyer that, as of the Effective Date, the entire authorized capital stock of the Company consists of 200,000,000 shares of capital stock, par value $0.00001 per share, of which 100,000,000 shares are common stock and 100,000,000 shares are preferred stock. There are currently 6,964,000 shares of common stock issued and outstanding, of which the aforesaid 5,000,000 shares have been issued to Seller. All of the outstanding shares of the Company’s capital stock have been validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, calls, rights of first refusal, puts, subscriptions, agreements or other commitments or obligations to issue, transfer or sell any additional shares of the Company’s capital stock or to pay any dividends on such shares, or to purchase, redeem or retire any outstanding shares of the Company’s capital stock. There are not outstanding any securities or obligations that are convertible into or exchangeable for any shares of capital stock of the Company. Finally, there are no preemptive rights, stock appreciation rights, phantom stock or similar rights in existence with respect to the Company.

(e) Seller hereby represents, warrants and covenants to the Buyer that, as of the Effective Date, to Seller’s knowledge, the Company has no indebtedness, obligations (financial or otherwise, including obligations as a guarantor) or liabilities of any kind whatsoever, whether accrued, absolute, contingent or otherwise, related to the business of the Company and which are or could become a lien, encumbrance, pledge, security interest or claim of any nature whatsoever on the assets of the Company, except for those listed on the balance sheet of the Company dated March 31, 2009.

(f) Seller hereby represents, warrants and covenants to the Buyer that, as of the Effective Date, neither Seller nor any affiliate/related person of any of them (i) has ever had any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the business of the Company, (ii) has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any person that has had business dealings or a material financial interest in any transaction with the Company, (iii) has engaged in competition with the Company in any market presently served by the Company, or (iv) is party to any contract or binding obligation with, or has any claim or right against, the Company.

(g) No representation or warranty by Seller contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

4. Representations, Warranties and Covenants of Buyer. Buyer hereby represents, warrants and covenants to Seller that, as of the Effective Date:

(a) Buyer hereby represents and acknowledges that (i) Buyer has had an opportunity to review all such information about the Company as Buyer desires and that Buyer has been given an opportunity to ask questions and receive answers about the Company; (ii) Buyer has had an opportunity to review and discuss this Agreement with an attorney of Buyer’s selection or has waived his right to do so; (iii) Buyer has such knowledge and experience in financial and business matters as is necessary to evaluate the merits of this transaction; (iv) no representations or warranties have been made to Buyer by the Seller, or by any officer, director, employee or agent of the Company or any other person, with respect to the value of the Shares, and the actual value of the Shares may be more or less than the consideration being paid by the Buyer pursuant to this Agreement; (v) the execution, delivery and performance of this Agreement will not require any consent, approval or authorization of any third party and will not violate or cause a default under any agreement, instrument, judgment or decree to which Buyer is a party or is subject or bound; (vi) that Buyer has the full capacity and authority to execute, deliver and perform his obligations under this Agreement and that this Agreement and the other agreements and documents executed or to be executed by Buyer in connection with this Agreement have been duly executed and delivered by the Buyer and are the valid and binding obligations of Buyer, enforceable in accordance with their respective terms; and (vii) Buyer is not aware of any material adverse information regarding the business of the Company;

(b) In connection with the acquisition of the Shares, Buyer represents to the Company the following:

1. Investment Buyer is acquiring the Shares for investment for Buyer’s own account and not with the view to, or for resale in connection with, any distribution, assignment or resale to others within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Texas Securities Act, as amended (“Texas Securities Act”), and no other person has a direct or indirect beneficial interest, in whole or in part, in such Shares. Buyer understands that the Shares to be issued to Buyer have not been and will not be registered under the Securities Act or under the laws of any state of the United States in reliance upon specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent as expressed herein and in any other representations, warranties or information provided by Buyer to the Company under this Agreement.

2. Restrictions on Transfer Buyer acknowledges that the Shares to be issued to Buyer must be held indefinitely unless subsequently registered and qualified under the Securities Act or unless an exemption from registration and qualification is otherwise available. Buyer further understands that the Company is under no obligation to register or qualify the Shares. In addition, Buyer understands that the certificate representing the Shares will be imprinted with a legend which prohibits the transfer of such Shares unless they are sold in a transaction in compliance with the Securities Act or are registered and qualified or such registration and qualification are not required in the opinion of counsel acceptable to the Company.

3. Rule 144 Buyer is aware of the provisions of Rule 144, promulgated under the Securities Act, which permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares; the availability of certain current public information about the Company; the resale occurring not less than six months years after a party has purchased and made full payment for, within the meaning of Rule 144, the security to be sold; the sale being through a “broker’s transaction” or in transactions directly with a “market maker” (as such term is defined under the Securities Exchange Act of 1934); and the number of securities being sold during any three-month period not exceeding specified limitations stated therein; and further that Rule 144 is not available to issuers withno or nominal operations and no or nominal non-cash assets as defined by Rule 144(i)under the Act.

4. Exemption from Registration Buyer further acknowledges that, in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk and that therefore there is no assurance that any exemption from registration under the Securities Act will be available, or if available, will allow him to dispose of, or otherwise transfer, all or any portion of the Shares.

5. Experience Buyer has such knowledge and experience in financial, tax and business matters to enable Buyer to have the capacity to evaluate the merits and risks of acquiring the Shares, to make an informed investment decision and to protect Buyer’s interests in connection with such purchase.

6. Buyer’s Liquidity In reaching the decision to invest in the Shares, Buyer has carefully evaluated Buyer’s financial resources and investment position and the risks associated with this investment, and Buyer acknowledges that Buyer is able to bear the economic risks of the investment. Buyer (i) has adequate means of providing for Buyer’s current need and possible personal contingencies, (ii) has no need for liquidity in Buyer’s investment, (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period and (iv) at the present time, can afford a complete loss of such investment. Buyer’s commitment to investments which are not readily marketable is not disproportionate to Buyer’s net worth and Buyer’s investment in the Shares will not cause Buyer’s overall commitment to become excessive.

7 Offer & Sale Buyer acknowledges that Buyer was not offered or sold the Shares, directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; or (ii) any seminar or meeting whose attendees had been invited by general solicitation or general advertising.

(c) To the best of Buyer’s knowledge, the balance sheet of the Company dated March 31, 2009 fairly presents the financial position of the Company in all material respects as of such date; and

(d) No representation or warranty by Buyer contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

5. Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants made in this Agreement or any other document or agreement executed in connection with the transactions contemplated hereunder, shall survive after the Effective Date.

6. Acknowledgements. Buyer acknowledges and agrees that from January 19, 2009 through the date of this Agreement he has served as President, CEO and sole Director of the Company.

7. Confidentiality. Seller recognizes and acknowledges the proprietary interest of the Company in all information, knowledge or data that is nonpublic, confidential or proprietary in nature, in whatever form it may exist, including, but not limited to, the Company’s activities (including the existence and contents of this Agreement), services, products, computer programs and systems, trade secrets, customer records, processes, information relating to work performed or to be performed for customers or prospects, contractual agreements, lists of past, current or prospective customers, prospects, suppliers and partners, lists of employees and salary information, marketing plans, strategies, forecasts and other financial information (collectively, “Confidential Information”). Seller acknowledges that such Confidential Information was disclosed to or known by Seller as a consequence of or through Seller’s involvement with the Company and that such Confidential Information is and shall remain the property of the Company. Seller acknowledges and agrees that the Company is entitled to prevent the disclosure of Confidential Information. Seller agrees, on behalf of himself and his affiliates, at all times (i) to hold the Confidential Information in strictest confidence, (ii) not to disclose the Confidential Information to any person, firm, corporation or other entity, without the prior written consent of the Company, and (iii) not to use the Confidential Information except for the benefit of the Company, without the prior written consent of the Company. Notwithstanding the foregoing, Seller shall be entitled to disclose (a) to the appropriate taxing authorities such financial information of the Company as it may be necessary for Seller to disclose in preparation of his tax returns, or (b) information that Seller is requested, required or compelled to disclose in response to a subpoena or court order or otherwise in connection with legal proceedings so long as Seller gives the Company prompt written notice of such requirement to disclose prior to such disclosure and assistance in obtaining an order protecting the Confidential Information from public disclosure.

8. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by facsimile, as follows:

If to the Buyer:
Lance Ayers 12830 Hillcrest Rd., Suite 111 Dallas, TX 75230-1547

If to Seller:	Noel Noel, Ltd.
Attn: James Hunter.
87 Station Road
Ashington, Northumberland NE63 8RS
United Kingdom

Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when received, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by confirmed facsimile, when dispatched.

9. Further Assurances. Each party hereto will promptly execute and deliver any and all documents and instruments requested by the other party, and take any and all other actions that may be deemed reasonably necessary by any other party hereto, to complete, give further effect to or confirm the transaction contemplated hereby.

10. Fees and Expenses. Each party shall be responsible for its own legal, accounting and other professional fees and related expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

11. Attorneys’ Fees. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any relief to which it may be entitled.

12. Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of all of the parties to this Agreement.

13. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, heirs, and legal representatives and no other person or entity shall have any right, benefit or obligation hereunder.

14. Third Party Beneficiaries. Each party intends that this Agreement shall not benefit or create any right or cause of action in any individual, partnership, corporation, business trust, limited liability company or other entity other than the parties hereto; provided, however, that the Company is the third party beneficiary of Section 7 and therefore is entitled to enforce such provisions as if it were a party to this Agreement.

15. Severability. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, then the rest and remainder of this Agreement, and such provisions or terms in other situations, shall remain valid and enforceable to the fullest extent permitted by law, and to that end this Agreement shall be severable.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior and contemporaneous agreements, whether written or oral, between the parties with respect to the subject matter hereof.

17. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of law principles. Any legal action brought to enforce or construe this Agreement shall be brought in the courts located in Dallas County, Texas, and the Buyer and Seller hereby agree to the jurisdiction of such courts and agree that they will not invoke the doctrine of forum non-conveniens or other similar defenses.

19. No Recourse. This Agreement, the Security Agreement and the Note are “non-recourse” against the Buyer. Accordingly, notwithstanding anything herein, in the Security Agreement or in the Note to the contrary, Seller shall not enforce the liability and obligation of Buyer to perform and observe the obligations contained in this Agreement, the Security Agreement or the Note by any action or proceeding wherein a money judgment shall be sought against Buyer, except that Seller may bring a foreclosure action to enable Seller to enforce and realize upon the interest in the Collateral (as defined in the Security Agreement); provided, however, that any judgment in any such action shall be enforceable against Buyer only to the extent of the Collateral given to Seller. Seller, by accepting this Agreement, the Security Agreement or the Note agrees that it shall not sue for, seek or demand any deficiency judgment against Buyer in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Security Agreement or the Note. Except as expressly provided in this

Agreement, the Security Agreement or the Note, Seller and its successors and assigns shall look solely to Buyer’s interest in the Collateral now or at any time hereafter securing the payment and performance of the obligations of Buyer under this Agreement, the Security Agreement or the Note for the payment of any claim or for any performance in connection with this Agreement, the Security Agreement or the Note.

20. Exclusive Remedy. The parties have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter of this Agreement, the Note and the Security Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement; and the parties expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement, the Note and the Security Agreement. Furthermore, the parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s length negotiations; all parties specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s length transaction. The rights of Seller contained in the provisions of Section 19 of this Agreement will be the Seller’s sole and exclusive remedy, whether in contract, tort or otherwise, in connection with any claim arising out of or related to this Agreement, the Note and the Security Agreement or the transactions contemplated hereby or thereby. The sole and exclusive remedies for any breach of the terms and provisions of this Agreement, the Note and the Security Agreement (including any representations and warranties set forth herein and therein) shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies may be further limited or excluded pursuant to the express terms of this Agreement, the Note and the Security Agreement); and the parties hereby waive and release any and all tort claims and causes of action that may be based upon, arise out of or relate to this Agreement, the Note and the Security Agreement, or the negotiation, execution or performance of this Agreement, the Note and the Security Agreement (including any tort claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement, the Note and the Security Agreement or as an inducement to enter into this Agreement, the Note and the Security Agreement).

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

SELLER:

Noel Noel, Ltd.

By:	/s/ James Hunter
James Hunter, President

BUYER:

/s/ Lance Ayers
Lance Ayers

EXHIBIT A

STOCK POWER

[See Attached]

EXHIBIT B

FORM OF SECURED PROMISSORY NOTE

[See Attached]

EXHIBIT C

SECURITY AGREEMENT

[See Attached]